Exhibit 99.1

Dear Shareholder,

As CarGurus navigates the global health crisis, we continue to evaluate the impact on our employees, the economy, the auto industry, consumer spending, dealerships, and ultimately, our business. The human and economic toll of COVID-19 is staggering, and yet even in the face of these current challenges, I have seen incredible resolve and collaborative spirit from our employees and our dealer customers for which I am deeply grateful.

COVID-19 Impact on the Auto Industry and CarGurus’ Response

The auto industry is facing unprecedented challenges. Consumers in each of our markets are being asked to stay home, and as such many small businesses are in jeopardy causing significant job losses under the resulting economic strain. Most dealers are being forced to shut their sales floors, effectively halting vehicle sales. Simply put, while consumers continue to shop for cars online, far fewer people are buying cars now than they were this time last year or even a few months ago.

I am proud of the swift, decisive action CarGurus has taken to help all our dealers. We were the first major online automotive marketplace to announce billings relief for dealers in the United States, Canada, and the United Kingdom,1 and we have extended nationwide 50% billings discounts to our dealers in these markets through May. In addition to the millions of daily sessions and tens of thousands of daily leads we continue to generate across our marketplaces, we are providing dealers with real-time market data and pricing intelligence, as well as resources through our Dealer Resource Center to help dealers navigate this crisis and position themselves to rebound quickly as business resumes. We are launching new features to facilitate virtual appointments and contactless transactions, and we continue to invest in and roll out new products, including our real-time performance marketing suite. We are also temporarily placing non-paying dealers in suspended status to preserve the value proposition of our paying program while maintaining inventory visibility for closed dealers facing economic hardship so consumers can express interest in these vehicles. We believe that these efforts will help our dealer customers weather these hardships and emerge even stronger.

Cost Savings Initiatives

Our discounting program will result in us generating much less revenue in the near term. In response, we have evaluated and implemented several cost-savings measures in recent weeks. As vehicle sales volumes began to decline in March, we reduced consumer marketing spend across both algorithmic traffic acquisition and brand to align with suppressed consumer

[1]

CarGurus defines major online automotive marketplaces in: (i) the U.S. as CarGurus.com, Autotrader.com, Cars.com, and TrueCar.com; (ii) Canada as CarGurus.ca, Kijiji.ca, and AutoTrader.ca; and (iii) the U.K. as CarGurus.co.uk, Motors.co.uk, AutorTrader.co.uk, Pistonheads.com, and Gumtree.com.

demand. However due to the strength of our organic, direct and owned channels we continue to see significant ongoing traffic and lead volumes that have stabilized over the last few weeks. Our data science team is evaluating the health crisis and modelling consumer demand curves in an effort to maximize the efficiency of our current spend and determine how quickly we ramp up traffic acquisition spend to help support a more rapid recovery for our dealers.

In other expense categories, we are strategically reducing discretionary spend across the business by working closely with our valued partners. I previously reduced my annual cash compensation by more than 95%, and the rest of our executive team will now forego 50% of their base cash compensation for the next three months. Our board of directors has also agreed to a reduction in their 2020 cash compensation.

In late March, we notified our teams that we are pausing hiring for the foreseeable future. Today, we also announced a reduction in our workforce. This is the most difficult decision I have been a part of at CarGurus, and our executive team, board of directors, and I made every effort to preserve our employee base before making this decision to impact talented colleagues who have contributed so substantially to the growth of our company. We are providing them with meaningful severance packages including extended health care coverage during this crisis to show our gratitude for their efforts and ease their transition to future roles. Our employees are the lifeblood of our organization, and I am eternally grateful for the contributions of all our employees past and present.

Doubling Down on Canada and the UK

The global nature of the crisis has also had a significant impact on our international businesses. While we are replicating the actions outlined above in Canada and the UK, we have stopped consumer marketing spend in Germany, Italy, and Spain, thus limiting our leads to dealers in those marketplaces to organic and direct only. These actions and the effects of the health crisis have caused us to revisit our international businesses as part of our broader capital allocation framework. We believe our UK and Canadian businesses are in strong positions with predictable and improving unit economics, while our newer international markets were still in their relative infancy. The cost of restarting our German, Italian, and Spanish marketplaces from a standstill post-COVID would be significant, as we are more reliant on paid traffic acquisition in these markets where we have a shorter operating history. As a result, we have decided to cease marketplace operations in Germany, Italy, and Spain, and halt new international expansion efforts, which will allow us to focus our financial and human capital resources on our more established international markets in Canada and the UK. We believe this is in the best interest of our business and our shareholders, as it will allow us to focus our international investments on the markets where we are seeing the strongest growth trajectories, most addressable markets, and clearest paths toward ultimate profitability. We are already showing our commitment with the rollout of virtual appointment and contactless sales features and WhatsApp-enabled live chat in the UK as well as an alpha launch of our Delivery product in both the UK and Canada. We have rapidly scaled our marketplaces in both Canada and the UK, and I am excited that we will be making an even more concerted, focused push in these markets going forward.

Looking Ahead

While these are challenging times for our employees, our dealers, and our business, we are doing everything we can to emerge as an even stronger company. We have a strong balance sheet with no debt and a flexible business model, which we believe positions us best in our industry to invest prudently yet aggressively in audience growth and to attract new dealer business. Our US audience is unmatched, and we believe we provide dealers with the highest-ROI, most efficient customer acquisition channels across our marketplace and other digital marketing tools. We will continue to build out our product portfolio across both dealer products and new growth areas such as our peer-to-peer marketplace, consumer finance, and other digital tools. I believe a more focused effort will ultimately position us to extend our leadership position in the US and capture greater market share in Canada and the UK.

To our employees, users, and dealers, please stay safe and stay healthy through this difficult time.

Langley Steinert, Founder and CEO

Cautionary Language Concerning Forward-Looking Statements

This shareholder communication includes forward-looking statements. All statements contained in this shareholder communication other than statements of historical facts, including, without limitation, statements regarding: our future financial and business performance; our business and growth strategy; our market positioning; our ability to help our existing dealer customers and attract new dealer business; the size, timing and impact of our planned cost savings efforts, including with respect to headcount reductions, consumer marketing spend and in international marketplaces, as well as other expense reduction efforts; the value proposition of our products; our investments in and success of new products and features; and our ability to capitalize on international market opportunities in Canada and the UK and capture a greater market share in our domestic US business, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation: risks related to our rapid growth and ability to sustain our revenue growth rate; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate and manage our growth; our ability to expand effectively into new markets; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business; our ability to realize cost savings and achieve other benefits for our business from our planned expense reduction efforts at the levels we expect; our ability to operate in compliance with applicable laws; as well as other risks and uncertainties set forth in the “Risk Factors” section of our Annual Report on Form 10-K, filed on February 14, 2020 with the Securities and Exchange Commission (SEC), and subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this shareholder communication to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this shareholder communication.